SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549


                     _______________________


                            FORM 8-K/A


                         CURRENT REPORT

               PURSUANT TO SECTION 13 OR 15(d) OF THE

                 SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): February 22, 1996


                   CHARTER POWER SYSTEMS, INC.
      (Exact name of Registrant as specified in its charter)


           Delaware                  1-9389            13-3314599
 (State or other jurisdiction      (Commission      (I.R.S. Employer
      of incorporation)            File Number)     Identification No.)


1400 Union Meeting Road, Blue Bell, Pennsylvania          19422
(Address of principal executive office)                  Zip Code

                          (215) 619-2700
       (Registrant's telephone number, including area code)

     This report amends the current report on Form 8-K dated February 22, 1996 (the "Form 8-K") of Charter Power Systems, Inc. (the "Company"), relating to the purchase by the Company of certain equipment, inventory and intellectual property of LH Research, Inc.("LH").

     This Report contains the financial statements and pro forma financial information required to be provided under Item 7 of the Form 8-K. Other than as set forth herein, there has been no change in the information set forth in the Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     The following financial statements and pro forma financial information are filed as part of this report:

     a)   Financial Statements of Business Acquired:

          Consolidated balance sheets of LH Research, Inc. as of April 30, 1995 and 1994 and related consolidated statements of operations, stockholders' equity and cash flows for the years ended April 30, 1995 and 1994.

          Unaudited consolidated balance sheet of LH Research, Inc. as of January 31, 1996 and related unaudited consolidated statements of operations and cash flows for the nine months ended January 31, 1996 and 1995.

     b)   Pro Forma Financial Information:

          Pro forma consolidated balance sheet as of January 31, 1996 and explanatory notes.

          Pro forma consolidated statement of operations for the year ended January 31, 1996 and explanatory notes.

     c)   Exhibits:

          23 Consent of Independent Accountants (filed herewith).

LH Research, Inc.
and Subsidiary
Report and Consolidated Financial Statements
April 30, 1995 and 1994

              REPORT OF INDEPENDENT ACCOUNTANTS


April 24, 1996


To the Board of Directors
and Stockholders of
LH Research, Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of LH Research, Inc. and its subsidiary at April 30, 1995 and 1994, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, in February 1996 the Company's inventories, fixed assets and certain other assets were sold. Management intends to dissolve the Company upon the settlement of assets and liabilities which remain after the sale. The financial statements do not include any adjustments related to these transactions.

PRICE WATERHOUSE LLP

LH Research, Inc. and Subsidiary
Consolidated Balance Sheets
- ---------------------------------------
                                                  April 30,
                                         1995                  1994
Assets

Current assets:
 Cash                           $      192,000          $       86,000
 Accounts receivable,less
  allowance for doubtful
  accounts of $258,000 in
   1995 and $31,000 in 1994          1,194,000               2,537,000
 Inventories (Note 3)                3,692,000               3,886,000
 Real estate held for sale                                     550,000
 Loans and advances to stock-
  holders and employees                  14,000                  6,000
 Prepaid expenses and other             275,000                209,000
                                      ---------              ---------
     Total current assets             5,367,000              7,274,000
                                      ---------              ---------
Property, plant and equipment,
     net (Note 5)                       999,000                887,000
Notes receivable (Note 4)               541,000                545,000
                                      ---------              ---------
                                $     6,907,000         $    8,706,000
                                      =========              =========

Liabilities and Stockholders' Equity

Current liabilities:
 Accounts payable               $     2,265,000         $    1,825,000
 Accrued expenses                     1,168,000              2,632,000
 Notes payable (Note 6)                 162,000              1,041,000
 Current portion of notes pay-
  able to stockholders
  (Note 7)                            4,702,000              1,385,000
                                      ---------              ---------
     Total current liabilities        8,297,000              6,883,000
 Notes payable to stockholders
  (Note 7)                              113,000                114,000
                                      ---------              ---------

LH Research, Inc. and Subsidiary
Consolidated Balance Sheets (continued)
- ---------------------------------------
                                                   April 30,
                                           1995                1994
Commitments and contingencies
  (Notes 6, 9, 13 and 16)

Mandatorily redeemable con-
  vertible preferred stock
  (Note 9):
 Series A - no par value;
  300,000 shares authorized,
  300,000 and 210,000 shares
  issued and outstanding at
  April 30, 1995 and 1994,
  respectively                          655,000                185,000
 Series B - no par value;
  500,000 shares authorized,
  446,461 and 350,000 shares
  issued and outstanding at
  April 30, 1995 and 1994,
  respectively                          971,000                322,000

Stockholders' equity (Notes 10,
  14 and 15):
 Common stock - no par value;
  4,000,000 shares authorized,
  5,403,481 and 2,758,481 shares
  issued and outstanding at
  April 30, 1995 and 1994,
  respectively                        9,582,000              9,175,000
 Common stock warrants
  (Note 10)
 Retained earnings (deficit)        (12,711,000)            (7,973,000)
                                     ----------              ---------
    Total stockholders' equity       (3,129,000)             1,202,000
                                     ----------              ---------
                                   $  6,907,000             $8,706,000
                                    ===========              =========

 See accompanying notes to consolidated financial statements.

LH Research, Inc. and Subsidiary
Consolidated Statements of Operations
- -------------------------------------
                                           For the years ended
                                                April 30,
                                          1995             1994

Revenues:
 Net sales                      $     14,417,000     $   19,484,000
 Interest and other income                49,000             72,000
                                      ----------         ----------
    Total revenue                     14,466,000         19,556,000
                                      ----------         ----------
Costs and expenses:
 Cost of goods sold                   13,709,000         19,693,000
 Selling, general and
  administrative                       3,244,000          7,157,000
 Research and development                841,000          1,518,000
 Interest                                401,000            120,000
                                      ----------         ----------
    Total costs and expenses          18,195,000         28,488,000
                                      ----------         ----------
Loss before provision for
  income taxes                       (3,729,000)         (8,932,000)
Provision for income taxes
  (Note 12)                                 -                  -

                                     ----------          ----------
Net loss                          $  (3,729,000)     $   (8,932,000)
                                     ==========          ==========




 See accompanying notes to consolidated financial statements.

LH Research, Inc. and Subsidiary
Consolidated Statements of Stockholders' Equity
- -----------------------------------------------

                                                                Total
                           Common Stock           Retained   Stockholders'
                       Shares        Amount       Earnings      Equity


Balance at
 April 30, 1993      2,769,207    $9,076,000      $  959,000   $10,035,000

Issuance of stock      157,000       157,000                       157,000

Repurchase of
 stock                (167,726)      (58,000)                      (58,000)

Net loss                                          (8,932,000)   (8,932,000)
                    ----------    ----------      ----------    ----------
Balance at
 April 30, 1994      2,758,481     9,175,000      (7,973,000)    1,202,000

Issuance of
 stock               2,645,000       407,000                       407,000

Accretion                                         (1,009,000)   (1,009,000)

Net loss                                          (3,729,000)   (3,729,000)
                    ----------    ----------      ----------    ----------
Balance at
 April 30, 1995      5,403,481    $9,582,000    $(12,711,000)  $(3,129,000)
                    ==========    ==========      ==========    ==========





    See accompanying notes to consolidated financial statements.

LH Research, Inc. and Subsidiary
Consolidated Statements of Cash Flows
- -------------------------------------
                                                  For the years ended
                                                      April 30,
                                              1995               1994

Cash flows from operating activities:
  Net loss                               $(3,729,000)       $(8,932,000)
  Adjustments to reconcile net
   loss to net cash provided by
   (used for) operating activities
   Depreciation and amortization             255,000            350,000
   Loss on sale of fixed assets              (22,000)
   Writedown of assets                        15,000          1,506,000
   Changes in assets and liabilities:
     Accounts receivable                   1,343,000            449,000
     Inventories                             194,000          1,950,000
     Loans and advances to stock-
       holders and employees                  (8,000)            (5,000)
       Prepaid expenses and other            (66,000)            12,000
       Other assets                                              50,000
       Accounts payable                      440,000         (1,369,000)
       Accrued expenses                   (1,464,000)         1,480,000
                                           ---------          ---------
         Total adjustments                   687,000          4,423,000
                                           ---------          ---------
         Net cash used for
           operating activities           (3,042,000)        (4,509,000)
                                           ---------          ---------
Cash flows from investing activities:
  Additions to property, plant
    and equipment                           (360,000)          (514,000)
  Proceeds from sales of assets              550,000             60,000
  Decrease in notes receivable                 4,000            105,000
                                           ---------          ---------
         Net cash provided by (used for)
         investing activities                194,000           (349,000)
                                           ---------          ---------
Cash flows from financing activities:
  Net borrowings (repayments) on
    notes payable                           (879,000)         1,041,000
  Net borrowings on notes payable
    to stockholders                        3,316,000          1,499,000
  Issuance of preferred stock                217,000            507,000
  Redemption of preferred stock             (107,000)
  Issuance of common stock                   407,000            157,000
  Repurchase of common stock                                    (58,000)
                                           ---------          ---------
  Net cash provided by
    financing activities                   2,954,000          3,146,000
                                           ---------          ---------
Net increase (decrease) in cash              106,000         (1,712,000)
Cash at beginning of year                     86,000          1,798,000
                                           ---------          ---------
Cash at end of year                      $   192,000        $    86,000
                                           =========          =========

LH Research, Inc. and Subsidiary
Consolidated Statements of Cash Flows
- -------------------------------------
                                                  For the years ended
                                                      April 30,
                                              1995               1994

Supplemental disclosure of cash
  flow information:

  Cash paid during the year for:
    Income taxes                             $               $

                                                 =========      =========
    Interest                                 $     340,000   $    120,000
                                                 =========      =========








  See accompanying notes to consolidated financial statements.

LH Research, Inc. and Subsidiary
Notes to Consolidated Financial Statements          Page 1
- ------------------------------------------

1.  Summary of Significant Accounting Policies

  Basis of Presentation
  ---------------------
  The Company's financial statements have been prepared on the basis of accounting principles applicable to a going concern.

  On February 21, 1996, International Power Systems, Inc., a wholly owned subsidiary of Charter Power Systems, Inc., acquired the inventories and fixed assets as of that date and the name of the Company for approximately $4,700,000. The proceeds were used to pay down the line of credit to the principal shareholder. The Company has changed its name to Capital Parade U.S.A., Inc. Management intends to dissolve the Company upon the settlement of assets and liabilities which remain after the sale. The consolidated financial statements do not include any adjustments related to these transactions.

  Nature of business
  ------------------
  LH Research, Inc. (the Company) is principally engaged in the development, manufacturing and marketing of switching regulated power supplies.

  Principles of consolidation
  ---------------------------
  The consolidated financial statements include the accounts of LH Research, Inc. and its wholly-owned subsidiary
  Capital Parade Sdn. Bhd.   All significant intercompany
  accounts and transactions have been eliminated in consolidation.

  Cash equivalents
  ----------------
  The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

LH Research, Inc. and Subsidiary
Notes to Consolidated Financial Statements         Page 2
- ------------------------------------------

  Inventories
  -----------
  Inventories are stated at the lower of cost (first-in, first-out) or market (net realizable value).

  Property, plant and equipment
  -----------------------------
  Depreciation is computed on the straight-line method over the estimated useful lives of the assets, which range from three to twenty years. Leasehold improvements are amortized over the terms of respective leases or the estimated useful lives of the improvements, whichever is shorter. Accelerated depreciation is used for income tax purposes.

  Warranties
  ----------
  The Company's products are generally under warranty against defects in material and workmanship for a period of two years. The Company has established an accrual for anticipated future warranty costs based upon the relationship of prior sales to actual warranty costs.

  Income taxes
  ------------
  On May 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109 (FAS 109), "Accounting for Income Taxes." The adoption of FAS 109 changed the Company's method of accounting for income taxes from the deferred method to an asset and liability approach. Previously, the Company deferred the past tax effects of timing differences between financial reporting and taxable income. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the financial statements and tax bases of assets and liabilities at the applicable enacted tax rates. The effect on the Company's consolidated financial statements of adopting FAS 109 was not material.

LH Research, Inc. and Subsidiary
Notes to Consolidated Financial Statements          Page 3
- ------------------------------------------

  Foreign currency remeasurement
  ------------------------------
  The Company follows the principles of Statement of Financial Accounting Standards No. 52 using the U.S. dollar as the functional currency of its overseas operations. Accordingly, certain assets and liabilities of the foreign subsidiaries are remeasured into dollars at rates of exchange in effect at the balance sheet date. All other balance sheet items are remeasured at historical rates. Income and expense items are remeasured at the weighted average exchange rates prevailing during the period. Remeasurement and transaction gains and losses are included in the results of operations currently and are not significant.

2.  Related Party Transactions

  Effective January 1, 1980, the Company leased a building in Tustin, California from a partnership in which the former principal stockholder of the Company was a partner. The original lease term was 15 years at a rent of $42,842 per month. In 1991, the lease term was extended to October 1, 1999. In 1994, the Company reached an agreement with the lessor to reduce the rent to $23,436 per month with a new termination date of January 31, 1995. The Company is responsible for property taxes, insurance and maintenance (Note
  13).

  During fiscal 1994, the Company entered into a line of credit agreement and a unit purchase agreement with the principal stockholder of the Company. The line of credit agreement and the unit purchase agreement are further discussed in Note 6 and
  Note 8, respectively.

  During fiscal 1994, the Company repurchased 157,000 shares of common stock from the former principal stockholder of the Company in exchange for $33,000 cash, a $317,000 note payable and full release of the stockholder's existing liabilities of $199,000 owed to the Company at the time of the settlement. In addition, the Company re-purchased 10,726 shares of common stock for $18,000 from various terminated employees.

LH Research, Inc. and Subsidiary
Notes to Consolidated Financial Statements            Page 4
- ------------------------------------------


  At April 30, 1995 and 1994, the Company had interest-bearing loans and advances to stockholders and employees of approximately $14,000 and $6,000, respectively.

3.  Inventories

  Inventories comprise the following:
                                                 April 30,
                                      1995                     1994

    Raw materials                  $1,989,000              $1,893,000
    Work in process                 1,163,000               1,542,000
    Finished goods                    540,000                 451,000
                                    ---------               ---------
                                   $3,692,000              $3,886,000
                                    =========               =========

4.  Notes Receivable
                                                     April 30,
                                               1995            1994
   Note receivable of $480,000
   originated from the sale of the
   Corona plant building.  The note
   has an interest rate of 10% and
   is secured by a second trust deed
   on the said property.  The note
   matures on February 26, 1997 along
   with all accumulated interest.           $541,000         $545,000
                                             =======          =======

LH Research, Inc. and Subsidiary
Notes to Consolidated Financial Statements            Page 5
- ------------------------------------------

5.  Property, Plant and Equipment

  Property, plant and equipment comprise the following:

                                                    April 30,
                                          1995                   1994

  Plant and equipment                  $3,172,000            $6,123,000
  Construction in progress                494,000               219,000
                                        ---------             ---------
                                        3,666,000             6,342,000
  Less accumulated depreciation
   and amortization                    (2,667,000)           (5,455,000)
                                        ---------             ---------
                                       $  999,000             $ 887,000
                                        =========             =========

6.  Note Payable to Bank

  At April 30, 1994, the Company had a line of credit agreement with a bank which allowed the Company to borrow up to the lesser of $3,000,000 or 65% of qualifying receivables (as defined) at an interest rate of prime (6.75% at April 30,
  1994) plus three percent. At April 30, 1994, additional borrowings of $127,000 were available under the line of credit agreement. The line of credit, which was secured by primarily
  all of the Company's assets, matured on August 5, 1994.   At
  April 30, 1994, the Company was in violation of certain restrictive covenants, which were a requirement of the line of credit agreement. In February, 1995 this line of credit was paid and the Company obtained a line of credit from its principal stockholder (Note 7).

  Notes payable comprised the following at April 30, 1995:

  Note payable to third party;
   interest at 7%; maturing on May 15, 1995                   $129,000
  Note payable to third party;
   monthly installments; interest at
   11%; maturing on April 1, 1996                               33,000
                                                               -------
                                                              $162,000
                                                               =======

LH Research, Inc. and Subsidiary
Notes to Consolidated Financial Statements            Page 6
- ------------------------------------------

7.  Notes Payable to Stockholders

  At April 30, 1995, the Company has a line of credit agreement with its principal stockholder which allows the Company to borrow up to $4,000,000 at an interest rate of the Federal Reserve Bank of San Francisco (the "face rate") plus 4% (13% at April 30, 1995) for the first $1,000,000 in borrowings.
  For borrowings in excess of $1,000,000, the interest rate is "face rate" plus 5%. At April 30, 1995, borrowings under the line of credit agreement were $3,442,000. The line of credit, which is secured by primarily all of the Company's assets, has a maturity date of May 15, 1995.

  Notes payable to stockholders comprised the following:
                                                       April 30,
                                                 1995            1994

  Line of credit payable to principal
    stockholder; secured by primarily
    all of the Company's assets;
    interest at default rate of 15%;
    matured on September 30, 1994.             $1,260,000     $1,000,000

  Unit Purchase Agreement line of credit
    payable to principal stockholder
    (Note 8); secured by primarily all of
    the Company's assets; subordinated to
    note payable to bank (Note 6);
    interest at greater of Federal Reserve
    prime rate (6.75% at April 30, 1994)
    plus 5%, or 10%; matured on
    September 30, 1994.                                          182,000

  Note payable to stockholder; secured by
    primarily all of the Company's assets;
    subordinated to notes payable to
    principal stockholder; $167,000 was
    payable out of proceeds from the sale
    of certain fixed assets; $150,000 is
    payable in 48 monthly installments
    including interest at 3%, maturing
    on April 1, 1998.                             113,000        317,000
                                                ---------      ---------
                                                1,373,000      1,499,000
  Less current portion                         (1,260,000)    (1,385,000)
                                                ---------      ---------
                                              $   113,000     $  114,000
                                                =========      =========

LH Research, Inc. and Subsidiary
Notes to Consolidated Financial Statements            Page 7
- ------------------------------------------

  The aggregate maturities of notes payable to stockholders are as follows:
     Year ending April 30,
        1996                                     $ 4,702,000
        1997                                           -
        1998                                         113,000
                                                   ---------
    Total aggregate maturities                   $ 4,815,000
                                                   =========

8.  Unit Purchase Agreement

  In fiscal 1994, the Company entered into a Unit Purchase Agreement (the Agreement) with the principal stockholder, whereby the principal stockholder could purchase up to 100 units, each consisting of a $2,600 interest in a line of credit note (Note 7), 3,000 shares of Series A and 5,000 shares of Series B mandatorily redeemable convertible preferred stock (Note 9), and a common stock purchase warrant to purchase 3,000 shares of common stock (Note 10), for a purchase price of $10,000 per unit. At April 30, 1994, 70 units, or $700,000, had been purchased. During fiscal year 1995, the Company's principal stockholder purchased the remaining 30 units for $300,000.

9.  Mandatorily Redeemable Convertible Preferred Stock

  The Series A and Series B mandatorily redeemable convertible preferred stock (preferred stock) with respect to rights on liquidation, dissolution or winding up, rank senior to all other equity securities of the Company. Liquidation preference is equal to $2.00 per share for Series A and Series B plus accumulated and unpaid dividends.

  Dividends are payable quarterly to the holders of Series A and Series B preferred stock, when and if declared by the Board of Directors. Cash dividends at the annual rate of $0.20 per share of the Series A and Series B preferred stock accumulate from April 1, 1994. Series A accumulated dividends in arrears aggregate $63,165 and $3,500, respectively as of April 30, 1995 and 1994. Series B accumulated dividends in arrears aggregate $105,276 and $5,833, respectively as of April 30, 1995.

LH Research, Inc. and Subsidiary
Notes to Consolidated Financial Statements            Page 8
- ------------------------------------------

  At any time during the period commencing six months from the original date of issuance and ending five years after such original issuance date, the outstanding shares of Series A and Series B preferred stock shall be convertible, at the option of a majority of the stock-holders thereof, into fully paid and nonassessable shares of common stock at $2.00 and $1.40 per share for Series A and Series B, respectively, subject to adjustment in certain circumstances. Each Series A and Series B share is convertible into 1 and 1.4 common shares, respectively, subject to adjustment in certain circumstances. If there are dividends in arrears at the conversion date, the number of common shares received is increased based on a formula.

  In the event of a public offering of the Company's common stock with gross proceeds greater than $10,000,000, or in the event of certain consolidations or mergers or the sale of substantially all of the assets of the Company, the Series A and Series B preferred stock are automatically converted into shares of common stock at the conversion price of $2.00 and $1.40 per share per Series A and Series B, respectively, subject to adjustment in certain circumstances.

  At any time during the twelve month period commencing upon the date the Company receives proceeds from the sale of certain real property, the majority of the Series A stockholders have the right to redeem their shares at $2.00 per share, plus accumulated and unpaid dividends. Commencing one year from the original date of issuance, the majority of the Series B stockholders have the right to redeem their shares at $2.00 per share plus accumulated and unpaid dividends.

  No effect has been given to the April 30, 1995 conversion factors discussed above as a result of the asset sale subsequent to year end which is discussed in Note 1.

10. Common Stock Warrants

  At April 30, 1995 and 1994, 70 warrants to purchase shares of common stock of the Company were outstanding. Each warrant gives the holder the right to purchase 3,000 shares of common stock at a price ranging between $0.75 and $1.25 per share depending on the fair market value, as defined, of the Company.

LH Research, Inc. and Subsidiary
Notes to Consolidated Financial Statements            Page 9
- ------------------------------------------


11. Employee Retirement Plans

  The Company has a profit sharing plan that covers substantially all employees and provides for a discretionary contribution by the Company. There is no unfunded liability under the plan and the plan may be terminated by the Company at any time. There were no contributions under this plan in fiscal 1995 or 1994. The Company also has an employee stock ownership plan under which the Company may be required to repurchase Company stock from time to time from beneficiaries of the plan at the current market value of the stock. There were no contributions in fiscal 1995 or 1994.

12. Income Taxes

  The Company incurred losses from operations totaling
  $3,729,000 and $8,932,000 for the fiscal years ended April 30, 1995 and 1994, respectively. As a result, no provision for income taxes has been charged to operations during these periods.

  Deferred tax assets as of the beginning and end of the year ended April 30, 1995 comprise the following:

                                           April 30,        May 1,
                                             1995            1994

  Inventory                              $   372,000      $ 211,000
  Property and equipment                     174,000        179,000
  Accrued liabilities                      1,334,000        836,000
  Tax credit carryforwards                   105,000        105,000
  Net operating loss carryforwards         9,751,000      8,290,000
  Other                                      104,000         26,000
                                           ---------      ---------
  Gross deferred tax assets               11,840,000      9,647,000
  Deferred tax asset valuation
     allowance                           (11,840,000)    (9,647,000)
                                          ----------      ---------
                                               -              -

                                          ==========      =========

LH Research, Inc. and Subsidiary
Notes to Consolidated Financial Statements           Page 10
- ------------------------------------------


  At April 30, 1995 the Company had net operating loss carryforwards for federal income tax purposes totaling approximately $27,482,000 which begin to expire in 2003. Operating loss carryforwards for state income tax purposes total approximately $13,355,000 at April 30, 1995 and begin to expire in fiscal 1998. The Tax Reform Act of 1986 includes provisions which may limit the net operating loss carry-forwards available for use in any given year if certain events occur, including significant changes in stock ownership.

13.  Lease Commitments

  The Company leases its primary facility under a noncancelable operating lease expiring in 2000. Rent expense under this lease amounted to $45,000 in fiscal 1995. The Company leased its prior facility under a non-cancelable lease that expired in 1995. Rent expense under the previous operating lease amounted to $211,000 in fiscal 1995 and $514,000 fiscal 1994.

  The company's future minimum lease payments are as follows:

       Year ending April 30,
           1996                             $     131,000
           1997                                   162,000
           1998                                   176,000
           1999                                   181,000
           2000                                   181,000
                                                  -------
           Total future lease payments      $     831,000
                                                  =======
14.        Stockholders' Equity

  In December 1982, the Company sold 714,705 shares of common stock to a single investor organization (purchaser) for $10,000,000. The significant features of the sale agreement are as follows:

    Representation on the Board of Directors - The purchaser has the right to be represented by at least two directors and the agreement limits the total number of directors to eight.

LH Research, Inc. and Subsidiary
Notes to Consolidated Financial Statements           Page 11
- ------------------------------------------


    Future Stock Purchases - The purchaser has the right of first refusal on all future stock offerings up to a 51% interest in the Company.

    Stock Repurchase Obligation - At any time after December 7, 1984, the purchaser has the right to require the Company to repurchase all of the shares owned by the purchaser in the Company at a price per share computed as follows: (1) if the Company's stock is publicly traded, the price per share equals the public market price per share; or (2) if there is no public market for the Company's stock, the price per share equals an amount based on various earnings formulas, not to be less than the original purchase price per share nor to exceed the original purchase price increased by a sum equal to the total interest that would have accrued on the original amount if computed at a rate of 25% per annum, compounded annually. In lieu of the Company's repurchase of the stock, the Company may elect to publicly offer and sell the purchaser's stock with the majority of the proceeds of the stock offering going to the purchaser.

  In September 1990, the Company filed a lawsuit against two major stockholders. The suit sought to block the sale and transfer of 839,940 shares from one of the stockholders to the other under an Agreement for Purchase of Company Stock and Voting Trust Certificate dated June 19, 1990 ("Purchase Agreement"). The sale and transfer of the shares would have been sufficient to provide one such stockholder a majority interest and control of the Company upon termination in 1993 of a Voting Trust Agreement dated as of January 21, 1983 and amended February 17, 1984 among the Company and certain of the Company's stockholders.

  In September 1990, one of the stockholders referred to above filed a cross-complaint against the Company, four members of the Board of Directors and one former director. The cross-complaint sought to enforce the transfer of shares under the June 1990 agreement and to require the appointment of an interim receiver.

LH Research, Inc. and Subsidiary
Notes to Consolidated Financial Statements           Page 12
- ------------------------------------------


  The lawsuit was settled in June 1991 with all parties executing a general release and the principal stockholders entering into a new Voting Trust Agreement which terminates in 1995. The new Voting Trustees elected a five member Board of Directors as specified in the Settlement Agreement. As part of the settlement, both parties agreed to the sale and transfer of the 839,940 shares under the Purchase Agreement.

15. Stock Options

  In January 1992, a stock option plan was adopted covering certain employees, directors and advisors of the Company and its subsidiaries. The plan provides for both incentive and nonqualified stock options as defined in the Internal Revenue Code of 1986. The total number of shares reserved for exercise under the new plan is 236,249. In 1993, options outstanding under a previous plan were either converted to the 1992 plan or canceled. The exercise price of the options granted during 1994 was based on the fair value at the date of grant. Options granted are exercisable in such amounts and at such intervals as the Board of Directors may determine in granting the options.

  The following table sets forth the options granted and canceled for the stock option plan and the related exercise price:

                                               Incentive
Price

  Shares under option April 30, 1994            173,500     $.60-2.00
       Granted                                   50,000           .22
       Cancelled                                (30,000)          .60
                                                -------      --------
    Shares under option April 30, 1995          193,500
                                                =======

  At April 30, 1995 and 1994 respectively, 36,750 and 875 shares were exercisable and there were 42,749 and 62,749 shares available for future grants.

LH Research, Inc. and Subsidiary
Notes to Consolidated Financial Statements           Page 13
- ------------------------------------------


16. Contingencies

  The Company is a defendant in various lawsuits and claims which have arisen in the course of its business. Management believes that the ultimate resolution of these matters will not have a material adverse effect on the Company's financial position.

17. Concentration of Credit Risk

  The Company provides products principally to major electronics manufacturers. As a result, the Company's sales and trade receivables are concentrated principally in the electronics industry. Concentration of credit risk with respect to trade receivables is limited due to the large number of customers comprising the Company's customer base and their dispersion across different geographies. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company maintains reserves for potential credit losses, and such losses have been within management's expectations. In addition, one customer accounted for 10% of net sales in fiscal 1995 and 1994.

LH Research, Inc. and Subsidiary
Consolidated Balance Sheet
(Unaudited)
- --------------------------------
                                                         As of
                                                   January 31, 1996
                                                   ----------------
Assets

Current assets:
  Cash                                               $   146,000
  Accounts receivable, net                             1,416,000
  Inventories                                          3,618,000
  Prepaid expenses and other                              45,000
                                                      ----------
       Total current assets                            5,225,000
                                                      ----------
Property, plant and equipment, net                     1,111,000
Notes receivable                                         550,000
                                                      ----------
                                                     $ 6,886,000
                                                      ==========
Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable                                   $ 1,311,000
  Accrued expenses                                     1,627,000
  Notes payable                                            6,000
  Current portion of notes payable
    to stockholders                                    7,161,000
                                                      ----------
       Total current liabilities                      10,105,000
                                                      ----------
Notes payable to stockholders                             85,000
                                                      ----------

Commitments and contingencies

Manditorily redeemable convertible
 preferred stock
  Preferred stock - Series A                             679,000
  Preferred stock - Series B                             971,000

Stockholders' equity:
  Common stock                                         9,582,000
  Retained earnings (deficit)                        (14,536,000)
                                                      ----------
       Total stockholders' equity                     (4,954,000)

                                                     $ 6,886,000
                                                      ==========

LH Research, Inc. and Subsidiary
Consolidated Statements of Operations
(Unaudited)
- -------------------------------------
                                              For the nine months
                                                ended January 31,
                                               1996           1995
                                               ----           ----
Revenues:
  Net sales                                $ 7,782,000    $12,140,000
  Interest and other income                     36,000         37,000
                                             ---------     ----------
       Total revenue                         7,818,000     12,177,000
                                             ---------     ----------

Costs and expenses:
  Cost of goods sold                         6,678,000     11,313,000
  Selling, general and
    administrative                           1,792,000      2,323,000
  Research and development                     484,000        668,000
  Interest                                     670,000        261,000
                                             ---------     ----------
       Total costs and expenses              9,624,000     14,565,000
                                             ---------     ----------
Loss before provision for
  income taxes                              (1,806,000)    (2,388,000)

Provision for income taxes                       -              -
                                             ---------     ----------
Net loss                                   $(1,806,000)   $(2,388,000)
                                            ==========     ==========

LH Research, Inc. and Subsidiary
Consolidated Statements of Cash Flows
(Unaudited)
- -------------------------------------
                                                       For the nine months
                                                         ended January 31,
                                                       1996           1995
                                                       ----           ----
Cash flows from operating activities:
  Net loss                                        $(1,806,000) $(2,388,000)
  Adjustments to reconcile net loss
   to net cash provided by (used for)
   operating activities
    Depreciation and amortization                     197,000      224,000
    Changes in assets and liabilities:
      Accounts receivable                            (222,000)     790,000
      Inventories                                      74,000      496,000
      Prepaid expenses and other                      250,000      735,000
      Accounts payable                               (954,000)   1,718,000
      Accrued expenses                                459,000   (1,561,000)
                                                   ----------   ----------
        Total adjustments                            (196,000)   2,402,000
                                                   ----------   ----------
        Net cash (used for) provided
         by operating activities                   (2,002,000)      14,000
                                                   ----------   ----------
Cash flows from investing activities:
 Additions to property, plant and
  equipment                                          (309,000)    (162,000)
 (Increase) decrease in notes receivable               (9,000)      37,000
                                                   ----------   ----------
        Net cash used for investing
         activities                                  (318,000)    (125,000)
                                                   ----------   ----------
Cash flows from financing activities:
 Net repayments on notes payable                     (156,000)    (251,000)
 Net borrowings on notes payable to
  stockholders                                      2,430,000      419,000
 Issuance of preferred stock                              -        222,000
 Issuance of common stock                                 -        396,000
                                                   ----------   ----------
        Net cash provided by financing
         activities                                 2,274,000      786,000
                                                   ----------   ----------
Net (decrease) increase in cash                       (46,000)     675,000
Cash at beginning of year                             192,000       86,000
                                                   ----------   ----------
Cash at end of year                               $   146,000  $   761,000
                                                   ==========   ==========
Supplemental disclosure of cash flow
 information:
  Cash paid during the year for:
    Interest                                      $       -    $   221,000
                                                   ==========   ==========

           CHARTER POWER SYSTEMS, INC. AND SUBSIDIARIES


Pro Forma Financial Information:

     The following pro forma financial data of the Company is adjusted to give effect to its acquisition of certain equipment, inventory and intellectual property of LH on February 22, 1996.
The pro forma statement of operations gives effect to the acquisition as if it had occurred on February 1, 1995, while the pro forma balance sheet gives effect to the acquisition as if it had occurred on January 31, 1996. See the notes to the pro forma financial information for a description of the pro forma adjustments.

     Pro forma operating results presented herein are not necessarily indicative of the results of operations in the period following the acquisition.

             CHARTER POWER SYSTEMS, INC. AND SUBSIDIARIES
                    PRO FORMA FINANCIAL INFORMATION
                      CONSOLIDATED BALANCE SHEET
                        AS OF JANUARY 31, 1996
                        (Dollars in thousands)
                              (Unaudited)

                                                    ADJUST-
                                    CHARTER POWER    MENTS    REFER-    PRO-
ASSETS                              SYSTEMS, INC.     (A)      ENCE     FORMA
Current assets:
  Cash and cash equivalents           $  5,472    $ (4,700)    (B)   $    772
  Restricted cash & cash
    equivalents                          5,402         -                5,402
  Accounts receivable, net              31,855         -               31,855
  Inventories                           35,227       3,300     (B)     38,527
  Deferred income taxes                  6,235         -                6,235
  Other current assets                   1,367         -                1,367
                                       -------      ------            -------
    Total current assets                85,558      (1,400)            84,158
Property, plant and
 equipment, net                         39,375         900     (B)     40,275
Intangible and other
  assets, net                            3,287         600    (B, C)    3,887
Goodwill, net                            2,607         -                2,607
                                       -------      ------            -------
    Total assets                      $130,827    $    100           $130,927
                                       =======      ======            =======
LIABILITIES AND STOCKHOLDERS'
  EQUITY

Current liabilities:
  Current portion of long-
     term debt                        $    200         -             $    200
  Accounts payable                      19,008         -               19,008
  Accrued liabilities                   13,513     $   100     (C)     13,613
  Other current liabilities              2,535         -                2,535
                                       -------      ------             ------
    Total current liabilities           35,256         100             35,356
Deferred income taxes                    2,750         -                2,750
Long-term debt                          15,417         -               15,417
Other liabilities                        8,478         -                8,478
                                       -------      ------            -------
    Total liabilities                   61,901         100             62,001

Commitments and contingencies
Stockholders' equity:
  Common stock                              63         -                   63
  Additional paid-in capital            36,283         -               36,283
  Minimum pension liability
    adjustment                            (760)        -                 (760)
  Treasury stock                        (1,304)        -               (1,304)
  Retained earnings                     34,644         -               34,644
                                       -------      ------             ------
    Total stockholders' equity          68,926         -               68,926
                                       -------      ------             ------
    Total liabilities &
      stockholders' equity            $130,827    $    100           $130,927
                                       =======      ======            =======

CHARTER POWER SYSTEMS, INC. AND SUBSIDIARIES

Notes to Pro Forma Balance Sheet:

A) The Company is undertaking studies, including appraisals as appropriate, to establish the fair market value of the assets acquired of LH. Final results of these studies, not available at the time of this filing on Form 8-K, will be used to establish the opening balance sheet carrying values for LH's net assets.

B) Record the Company's purchase of certain equipment, inventory and intellectual property from LH. Such amount was financed using available cash.

C) Record liability for fees and expenses related to the acquisition.

             CHARTER POWER SYSTEMS, INC. AND SUBSIDIARIES
                    PRO FORMA FINANCIAL INFORMATION
                  CONSOLIDATED STATEMENT OF OPERATIONS
                  For the year ended January 31, 1996
        (Dollars in thousands, except share and per share data)
                              (Unaudited)

                              CHARTER POWER          ADJUST-  REFER-    PRO
                              SYSTEMS, INC.    LH     MENTS    ENCE    FORMA
                                                       (E)

Net sales                        $242,422   $10,059      -          $252,481
Cost of sales                     185,808     9,074      -           194,882
                                  -------     -----    -----         -------
    Gross profit                   56,614       985      -            57,599

Selling, general and
  administrative expenses           27,781    2,643  $(1,200)   (A)   29,264
                                                          40    (B)
Research and development
  expenses                           6,196      657      -             6,853
                                   -------    -----    -----         -------
    Operating income (loss)         22,637   (2,315)   1,160          21,482

Interest expense, net                1,063      762     (700)   (C)    1,125
Other expense, net                     423       70      -               493
                                   -------    -----    -----         -------
    Income (loss) before
     income taxes                   21,151   (3,147)   1,860          19,864

Provision for income taxes           7,107      -       (500)   (D)    6,607
                                   -------    -----    -----         -------
    Net income (loss)             $ 14,044  $(3,147)  $2,360        $ 13,257
                                   =======    =====    =====         =======

Net income per common and
  common equivalent share:
  Primary                       $   2.18                            $   2.06

    Assuming full dilution      $   2.18                            $   2.05

Average Shares Outstanding:

    Primary                        6,451                               6,451

    Assuming full dilution         6,455                               6,455

CHARTER POWER SYSTEMS, INC. AND SUBSIDIARIES

Notes to Pro Forma Statement of Operations:

A) Record reduction of LH selling, general and administrative expenses to reflect:

      1. Elimination of $500 of expenses related to LH operations not purchased by the Company.

      2. Synergies of the general and administrative functions, with an estimated annual savings of $500.

      3. Elimination of $200 of expenses related to the defense of various lawsuits and claims arising in the course of business. The Company is indemnified by the terms of the Purchase Agreement.

B) Record annual amortization of certain intangible assets related to the LH acquisition based on an estimated life of 15 years. The estimated life is based on the period of economic benefit.

C) Eliminate LH interest expense related to the existing debt facilities not purchased by the Company.

D) Record income taxes at an average statutory tax rate of 39.4% on all deductible expenses.

E) Additional synergies are expected to be identified, but no estimate is available.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          CHARTER POWER SYSTEMS, INC.





May 7, 1996               BY:  /s/ Alfred Weber
                          ---------------------------------
                          Alfred Weber
                          Chairman, President and Chief
                          Executive Officer




May 7, 1996               BY:  /s/ Stephen E. Markert, Jr.
                          ---------------------------------
                          Stephen E. Markert, Jr.
                          Vice President Finance and Treasurer
                          Principal Financial and Accounting
                          Officer